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                                                                    EXHIBIT 32.1

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                                       TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alaska Communications Systems Holdings, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2003 (the "Report"), I, Liane Pelletier Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  November 13, 2003            /s/ Liane Pelletier
                                    ---------------------------
                                    Liane Pelletier
                                    Chief Executive Officer and President
                                    Alaska Communications Systems Holdings, Inc.